UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 3, 2016

W. R. GRACE & CO.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13953	65-0773649
(Commission File Number)	(IRS Employer Identification No.)

7500 Grace Drive
Columbia, Maryland	21044
(Address of Principal Executive Offices)	(Zip Code)

(410) 531-4000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

W. R. GRACE & CO.
FORM 8-K
CURRENT REPORT

Item 1.01    Entry into a Material Definitive Agreement
GCP Credit Agreement
On February 3, 2016, GCP Applied Technologies Inc. (“GCP”), a wholly owned indirect subsidiary of W. R. Grace & Co. (“Grace”), entered into a Credit Agreement (the “Credit Agreement”), by and among GCP, as the borrower, Grace Construction Products Limited, a limited liability company incorporated under the laws of England and Wales, and Grace NV, a public limited liability company (naamloze vennootschap/société anonyme) organized and existing under the laws of Belgium, together as the European borrowers (the “European Borrowers”), each lender from time to time party thereto and Deutsche Bank AG New York Branch, as the administrative agent. The Credit Agreement provides for new senior secured credit facilities (the “Credit Facilities”) in an aggregate principal amount of $525.0 million, consisting of term loans (the “Term Loans”) in an aggregate principal amount of $275.0 million maturing in 2022 and of revolving loans (the “Revolving Loans”) in an aggregate principal amount of $250.0 million maturing in 2021, which were undrawn at closing. The European Borrowers may draw upon the Revolving Loans up to a sublimit of $50.0 million.
Subject to customary conditions and restrictions, GCP may obtain incremental term loans, revolving loans and/or notes in an aggregate amount not to exceed (a) $175.0 million, plus (b) the amount of all voluntary prepayments and commitment reductions under the Credit Facilities, plus (c) additional amounts provided, in the case of clause (c), the total secured leverage ratio calculated on a pro forma basis is equal to or less than 1.00:1.00.
GCP used certain of the proceeds from the Credit Facilities to fund a distribution to Grace in an amount of $250.0 million in connection with the Separation and the Distribution, as described in Item 2.01 below, and will use the remainder of the proceeds (i) to pay fees and expenses related to the spin-off from Grace, borrowings under the Credit Facilities and any related transactions and (ii) for general corporate purposes.
The interest rate per annum applicable to the Term Loans under the Credit Facilities is equal to, at GCP’s option, either a base rate plus a margin of 3.50% or LIBOR plus a margin of 4.50%. The interest rate per annum applicable to the Revolving Loans is equal to, at GCP’s option, either a base rate plus a margin ranging from 0.50% to 1.00% or LIBOR plus a margin ranging from 1.50% to 2.00%, in either case based upon the total leverage ratio of GCP and its restricted subsidiaries. The LIBOR rate with respect to the Term Loans is subject to a “floor” of 0.75%. In addition, GCP will pay a commitment fee on the unused portion of the Revolving Loan commitments of 0.375% per annum times the daily amount by which the aggregate U.S. revolving commitments exceed the sum of (i) the outstanding amount of Revolving Loans and (ii) the outstanding amount of letter of credit obligations.
The Term Loans will amortize in equal quarterly installments in aggregate annual amounts equal to 1.00% of the original principal amount thereof. The Revolving Loans are not subject to interim amortization. The Term Loans are subject to standard mandatory prepayment provisions including (1) 100% of the net cash proceeds from issuances or incurrence of debt by GCP or any of its restricted subsidiaries (other than with respect to certain permitted indebtedness); (2) 100% of the net cash proceeds from certain sales or other dispositions of assets by GCP or any of its restricted subsidiaries in excess of a certain amount and subject to customary reinvestment provisions and certain other exceptions; and (3) 50% (with step-downs to 25% and 0% based upon achievement of specified first lien leverage ratios) of annual (commencing with the 2017 fiscal year) excess cash flow of GCP and its restricted subsidiaries, subject to customary exceptions and limitations.
The Credit Facilities will be guaranteed, jointly and severally, by certain of GCP’s existing and future wholly owned domestic subsidiaries (the “Guarantors”) and secured by a first-priority security interest in substantially all of the assets of GCP and the Guarantors. The Credit Facilities contain customary covenants that, among other things, restrict, subject to certain exceptions, GCP and its restricted subsidiaries’ ability to grant liens on GCP and its restricted subsidiaries’ assets, incur indebtedness, sell assets, make investments, engage in acquisitions, mergers or consolidations and pay certain dividends and other restricted payments. The Credit Facilities require GCP to comply with financial maintenance covenants to be tested quarterly, consisting of a maximum total leverage ratio and minimum interest coverage ratio.

The Credit Facilities also contain certain customary events of default, including, but not limited to: (i) failure to pay principal, interest, fees or other amounts under the Credit Agreement when due, taking into account any applicable grace period; (ii) any representation or warranty proving to have been incorrect in any material respect when made; (iii) failure to perform or observe covenants or other terms of the Credit Agreement subject to certain grace periods; (iv) a cross-default and cross-acceleration with certain other material debt; (v) bankruptcy events; (vi) certain defaults under ERISA; and (vii) the invalidity or impairment of security interests.
The foregoing summary description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on January 27, 2016, Grace and its wholly owned subsidiary W.R. Grace & Co.-Conn., entered into a Separation and Distribution Agreement (the “Separation Agreement”) with GCP, pursuant to which Grace agreed to transfer its construction products business, and its packaging technologies business operated under the “Darex” name, to GCP (the “Separation”), and distribute all of the Grace-owned common stock of GCP to Grace’s stockholders in a distribution intended to be generally tax-free to Grace’s stockholders (the “Distribution”). The Separation and Distribution were completed on February 3, 2016. The Distribution, which was effective at 6:00 p.m., Eastern Time, on February 3, 2016 (the “Effective Time”), was made to Grace stockholders of record as of the close of business on January 27, 2016 (the “Record Date”). One share of GCP common stock was distributed for each share of Grace common stock held as of the Record Date. Grace did not distribute fractional shares of GCP common stock in the Distribution. Fractional shares to which Grace’s stockholders would have otherwise been entitled were aggregated by the distribution agent and are for sale in the public market. In accordance with the Separation Agreement, the net cash proceeds of these sales will be distributed pro rata to those stockholders who would otherwise have been entitled to receive a fractional share in the Distribution.
As a result of the Distribution, GCP is now an independent public company and its common stock is listed under the symbol “GCP” on the New York Stock Exchange (“NYSE”).
A copy of the press release issued by Grace on February 3, 2016 announcing completion of the Separation and Distribution is filed as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officers
In connection with the Separation and Distribution, Gregory E. Poling, who previously served as Grace’s President and Chief Operating Officer, resigned from his position at Grace. Mr. Poling currently serves as President and Chief Executive Officer, and as a member of the board of directors, of GCP.
Resignation of Directors
Also in connection with the Separation and Distribution, each of Ronald C. Cambre, Marye Anne Fox and Janice K. Henry resigned as a director of Grace, effective prior to the Effective Time. In addition, effective prior to the Effective Time, each of Mr. Cambre and Ms. Fox became a director of GCP, on whose board of directors Ms. Henry has been serving since January 12, 2016. Effective upon the foregoing resignations, the size of Grace’s board of directors was reduced from 10 to 7 directors.
Appointment of Officers
Effective as of February 3, 2016, Hudson La Force, currently Grace’s Chief Financial Officer and Senior Vice President, assumed the additional role of Chief Operating Officer. A copy of the press release issued by Grace on February 4, 2016 announcing Mr. La Force’s appointment is filed as Exhibit 99.1 to this Current Report and is incorporated by reference herein.
Adoption of Compensation and Benefit Plans
In connection with the Separation and Distribution, on February 3, 2016, Grace adopted, as of the Effective Time, the Severance Plan for Leadership Team Officers of W. R. Grace & Co. (the “Executive Severance Plan”), which provides that, if the employment of an executive officer is terminated without cause prior to a change in control, he or she will be entitled to cash severance equal to one times (two times, in the case of the Chief Executive Officer) the sum of his or her base salary and target bonus. The Executive Severance Plan also provides that, upon a termination without cause prior to a change in control, an executive officer will be entitled to a prorated annual bonus for the year of termination if he or she has completed at least three months of employment in the applicable year. In addition, in the case of the Chief Executive Officer only, the Chief Executive Officer would be entitled to the above-specified severance benefits upon resignation as a result of "constructive discharge" as defined by the Executive Severance Plan. Payments under the Executive Severance Plan are contingent upon the executive officer’s execution and non-revocation of a release of claims and non-compete and non-solicitation of employees covenants, in favor of Grace. The Executive Severance Plan replaces, and each executive officer has waived all rights under, all agreements or arrangements that provide for cash severance to an executive officer if the employment of such executive officer is terminated without cause prior to a change in control.
The foregoing description of the Executive Severance Plan does not purport to be complete and is qualified in its entirety by the full text of the Executive Severance Plan, which is filed as Exhibit 10.2 to this Current Report and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description of Exhibit
10.1
Credit Agreement, dated as of February 3, 2016, by and among GCP Applied Technologies Inc., Grace Construction Products Limited, Grace NV, the lenders party thereto from time to time and Deutsche Bank AG New York Branch, as administrative agent.

10.2	Severance Plan for Leadership Team Officers of W. R. Grace & Co.
99.1	Press Release of W. R. Grace & Co., dated February 3, 2016.
99.2	Press Release of W. R. Grace & Co., dated February 4, 2016.

Forward-looking statements
This document and the exhibits hereto contain forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues” or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. For these statements, Grace claims the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Like other businesses, Grace is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements or that could cause other forward-looking statements to prove incorrect include, without limitation, risks related to: the cyclical and seasonal nature of the industries that Grace serves; the effectiveness of Grace’s research and development and new product introductions; the cost and availability of raw materials and energy; foreign operations, especially in emerging regions; changes in currency exchange rates; developments affecting Grace’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting Grace’s funded and unfunded pension obligations; acquisitions and divestitures of assets and gains and losses from dispositions; warranty and product liability claims; hazardous materials and costs of environmental compliance; the separation, such as the costs of the separation, Grace’s company’s ability to realize the anticipated benefits of the separation and distribution, and the value of Grace’s common stock following the separation; and

those additional factors set forth in Grace’s most recent Annual Report on Form 10-K, quarterly report on Form 10-Q and current reports on Form 8-K which have been filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

W. R. GRACE & CO.
(Registrant)

	By	/s/ Hudson La Force III

Hudson La Force III
Senior Vice President and Chief Financial Officer

Dated: February 3, 2016

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1
Credit Agreement, dated as of February 3, 2016, by and among GCP Applied Technologies Inc., Grace Construction Products Limited, Grace NV, the lenders party thereto from time to time and Deutsche Bank AG New York Branch, as administrative agent.

10.2	Severance Plan for Leadership Team Officers of W. R. Grace & Co.
99.1	Press Release of W. R. Grace & Co., dated February 3, 2016.
99.2	Press Release of W. R. Grace & Co., dated February 4, 2016.